One Jake Brown Road P.O. Box 1000 Old Bridge, New Jersey 08857-1000 Tel: 732-679-4000 Fax: 732-679-4353

FOR IMMEDIATE RELEASE                                                                                                                 CONTACT: James A. Luksch
                                                                                                                                                                                            Chairman and Chief
                                                                                                                                                                                            Executive Officer
                                                                                                                                                                                            (732) 679-4000

BLONDER TONGUE OBTAINS $8,000,000 CREDIT FACILITY FROM
SOVEREIGN BUSINESS CAPITAL

OLD BRIDGE, NEW JERSEY, August 7, 2008– Blonder Tongue Laboratories, Inc. (AMEX:BDR) today announced that it has consummated an $8,000,000 refinancing transaction with Sovereign Business Capital to refinance its existing indebtedness with National City Business Credit.

The refinancing consists of a $4,000,000 asset-based revolving line of credit and a $4,000,000 amortizing term loan facility. The term loan facility will require principal payments of $16,667 on a monthly basis. The loan facility matures in August 2011. All assets of the Company will secure the $8,000,000 facility.

Eric S. Skolnik, Chief Financial Officer commented: “We are quite pleased with the terms of the Sovereign facility. This new facility is expected to improve our cash flow and provide us with greater working capital to fund current and future operations.”

Founded in 1950, Blonder Tongue Laboratories, Inc. has evolved from a manufacturer of electronic equipment for the private cable industry to a principal provider of integrated network solutions and technical services to broadband service providers. The Company designs, manufactures, and supplies a comprehensive line of equipment to deliver video (analog & digital), high speed data and voice services over integrated coaxial and fiber optic broadband networks today and over packet based, Internet protocol networks of the future. For more information regarding Blonder Tongue or its products, please visit the Company's Web site at www.blondertongue.com or contact the Company directly at (732) 679-4000.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The information set forth above includes “forward-looking” statements and accordingly, the cautionary statements contained in Blonder Tongue’s Annual Report and Form 10-K for the year ended December 31, 2007 (See Item 1: Business, Item 1A: Risk Factors and Item 7: Management’s Discussion and Analysis of Financial Condition and Results of Operations), and other filings with the Securities and Exchange Commission are incorporated herein by reference. The words “believe”, “expect”, “anticipate”, “should”, “project”, and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. Blonder Tongue undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. Blonder Tongue’s actual results may differ from the anticipated results or other expectations expressed in Blonder Tongue’s “forward-looking” statements.

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